Calculation of Filing Fee Tables
F-10
Brookfield Business Corp
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
		Equity	Class A Subordinate Voting Shares	457(o)
		Equity	Class A Preferred Shares	457(o)
		Other	Subscription Receipts	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 1,500,000,000.00	0.0001381	$ 207,150.00
Fees Previously Paid
			Total Offering Amounts:				$ 1,500,000,000.00		$ 207,150.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 207,150.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	There are being registered under this registration statement on Form F-10 (this "Registration Statement") such indeterminate number of Class A Subordinate Voting Shares, Class A Preferred Shares and Subscription Receipts of Brookfield Business Corporation (the "Registrant") in each case, in offerings from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed $1,500,000,000 (in U.S. dollars or the equivalent thereof in non-U.S. currencies). Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the applicable registrant(s) and/or the selling securityholders in connection with the sale of such securities. In addition, pursuant to Rule 416 under the U.S. Securities Act of 1933, as amended (the "Securities Act"), the Class A Subordinate Voting Shares being registered hereunder include such indeterminate number of such securities as may be issuable with respect to the Class A Subordinate Voting Shares as a result of stock splits, stock dividends, or similar transactions.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Brookfield Business Corp	F-3	333-273180	07/07/2023		$ 207,150.00	Equity	Class A Exchangeable Subordinate Voting Shares		$ 2,398,281,579.99
Fee Offset Sources		Brookfield Business Corp	F-3	333-273180		07/07/2023						$ 264,398.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On March 27, 2026, pursuant to an arrangement agreement dated as of November 6, 2025, the Registrant, Brookfield Business Partners L.P. ("BBU"), and Brookfield Business Holdings Corporation (formerly Brookfield Business Corporation) ("BBHC") completed a court approved plan of arrangement under section 288 of the Business Corporations Act (British Columbia) (the "Arrangement") pursuant to which, among other things, holders of non-voting limited partnership units of BBU ("BBU Units") and holders of BBHC's class A exchangeable subordinate voting shares (the "BBHC Exchangeable Shares") received class A subordinated voting shares of the Registrant in exchange for their BBU Units and BBHC Exchangeable Shares on a one-for-one basis. In connection with the completion of the Arrangement, the Registrant was renamed Brookfield Business Corporation (the name of BBHC prior to the consummation of the Arrangement) and BBHC was renamed Brookfield Business Holdings Corporation. The Registrant is deemed to be the successor to BBU and BBHC pursuant to Rule 12g-3(c) under the Securities Exchange Act of 1934, as amended. BBHC and BBU previously filed a registration statement on Form F-3 (File Nos. 333-273180 and 333-273180-01) (the "Prior BBHC Registration Statement"), initially filed on July 7, 2023, amended on September 8, 2023 and declared effective on September 18, 2023, which registered the issuance of $1,500,000,000 of BBHC Exchangeable Shares, 47,244,876 BBHC Exchangeable Shares and BBU Units in connection with the exchange, redemption or acquisition of such BBHC Exchangeable Shares. An aggregate amount of $264,404 in registration fees was payable in connection therewith. A total of $2,398,281,579.99 of the $2,399,306,215 registered under the Prior BBHC Registration Statement remains unused, and as indicated in the table above, the Registrant is carrying over unused registration fees associated with a portion of that amount from the Prior BBHC Registration Statement to this Registration Statement which results in a fee offset of $264,398. BBU and BBHC have terminated or completed any offering that included the unsold securities under the Prior BBHC Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date